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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Ballantyne of Omaha, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be held at

Ballantyne of Omaha, Inc.
4350 McKinley Street
Omaha, Nebraska 68112

on

Wednesday, May 23, 2001 at 4:00 p.m. (Central time)

BALLANTYNE OF OMAHA, INC.
4350 MCKINLEY STREET
OMAHA, NEBRASKA 68112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held May 23, 2001

    The Annual Meeting of Shareholders of Ballantyne of Omaha, Inc. will be held at Ballantyne of Omaha, Inc., 4350 McKinley Street, Omaha, Nebraska 68112, on May 23, 2001 at 4:00 p.m. for the following purposes:

  1.
  To elect, as a Director, the person listed in the accompanying Proxy Statement.

  2.
  To adopt an Amendment to the 1995 Employee Stock Option Plan increasing the number of shares that may be issued pursuant to the Plan by 1,000,000 shares.

  3.
  To adopt the 2000 Employee Stock Purchase Plan.

  4.
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only those shareholders of record at the close of business on March 30, 2001, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

    In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting, you may withdraw your proxy if you wish to do so, and vote in person.

    In order to ensure adequate meeting space, please notify Patricia Coleman at Ballantyne on or before May 9, 2000 at (402) 453-4444, ext. 303, if you are planning to attend the meeting. Also, for assistance in scheduling overnight accommodations in Omaha, contact Ms. Coleman. Early reservations are encouraged.

    I look forward to seeing you at the Annual Meeting.

    Dated this 23rd day of April, 2001.

By Order of the Board of Directors

John P. Wilmers President and Chief Executive Officer

PROXY STATEMENT
GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 23, 2001. Shareholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. This Proxy Statement was first mailed to shareholders on approximately April 23, 2001.

VOTING SHARES AND PRINCIPAL HOLDERS

    Based upon the records of the Company, (i) George Guttman, 930 East 7th Street, Brooklyn, New York 11230, reports ownership of 755,800 shares or 6.0% of the Company's outstanding Common Stock, and (ii) Canrad of Delaware, Inc. ("Canrad"), 14 Commerce Drive, Cranford, New Jersey 07016, owns 3,238,845 shares, or 26% of the Company's outstanding Common Stock, each as of March 30, 2001. Canrad is a wholly owned subsidiary of Canrad Inc. which is an indirect, wholly owned subsidiary of ARC International Corporation ("ARC").

APPOINTMENT AND REVOCATION OF PROXIES

    As of the close of business on March 30, 2001, the Company had 12,512,672 shares of outstanding Common Stock, all of which are entitled to vote at the Annual Meeting.

    Each share is entitled to one vote on each matter presented.

    Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the election of the one nominee for Director, for the Amendment to the 1995 Employee Stock Option Plan, for the adoption of the 2000 Employee Stock Purchase Plan and in accordance with the instructions of the Board of Directors as to any other matters. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Shareholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile.

PROPOSAL 1
ELECTION OF DIRECTOR

    The Bylaws of the Company provide that the number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The Board of Directors has set such number at five (5) for 2001.

    The Bylaws also provide that the Directors shall be divided into three classes. The members of each class serve staggered three-year terms. Mr. Marshall S. Geller and Mr. Lee J. Seidler are the Class I Directors; Mr. Ronald H. Echtenkamp and Mr. William F. Welsh II are the Class II Directors; and Mr. John P. Wilmers is the Class III Director. The terms of the Class I, Class II and Class III Directors expire at the Annual Meeting of Shareholders to be held in 2002, 2003, and 2001, respectively.

    The Board of Directors has nominated Mr. John P. Wilmers for election as the Class III Director to serve until the Annual Meeting of Shareholders in the year 2004. Colin G. Campbell, a Class III Director, resigned in 2000 and is not being replaced.

    The proxy holders named in the proxy intend to vote "FOR" the election of Mr. John Wilmers unless authority to so vote is withheld. In the unexpected event that the nominee is unable to serve or for good cause will not serve as a Director, the proxy holders reserve the right to vote for a substitute nominee as is designated by the Board of Directors.

    The chart on the following page sets forth a list of the names, ages and the past five-year business history of each Director currently serving on the Board, including the nominee, and any public company directorships held by such persons the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of March 30, 2001.

    The Board of Directors recommends a vote "FOR" the election of Mr. John P. Wilmers.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

Name	Age	Employment History	Director Since	No. of Shares		%(1)
Class III: Term Expires in 2001
John P. Wilmers	56	President and CEO of the Company since March 1997; previously Executive Vice President of the Company since 1992; joined the Company in 1981 and served in various capacities since.	1995	251,724	(2)	2.01%
Class I: Term Expires in 2002
Marshall S. Geller	61	Chairman and CEO of Geller and Friend Capital Partners, Inc., a merchant banking firm, since 1995; Managing Partner Golenberg & Geller, Inc. from 1991-1993; currently serving as Director of Hexcel Corp.; dr.koop.com, Future Link, Concepts Direct and Value Vision International, Inc.	1996	23,625	(3)	*
Lee J. Seidler	66	Private Investor and Managing Director Emeritus of Bear, Stearns & Co. Inc. since 1989. General Partner and Senior Managing Director of Bear Stearns, 1981 to 1989.	2000	128,625	(4)(9)	1.03%
Class II: Term Expires in 2003
Ronald H. Echtenkamp	67	Retired President and CEO, Prior Vice Chairman of the Board, March 1997 to December 1998; prior President of Company 1981-1997, and CEO of Company 1991-1997; joined the Company in 1969 and served in various capacities thereafter.	1993	135,634	(5)(9)	1.08%
William F. Welsh II	59	Chairman of Election Systems & Software since 1994.	2000	38,625	(6)(9)	*

* Less than 1% of Common Stock outstanding.(1)

All Executive Officers beneficially own 497,757 shares, including presently exercisable stock options, or 3.98% of the outstanding Common Stock.(1)(7)

All Directors and Executive Officers as a group (7 persons) beneficially own 824,266 shares, including presently exercisable stock options, or 6.59% of the outstanding Common Stock.(1)(8)

(1)
Based upon 12,512,672 shares of Common Stock outstanding as of March 30, 2001. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days of March 30, 2001 upon the exercise of stock options. Accordingly, the number of shares and percentage set forth next to the name of such person, all Executive Officers as a group and all Directors and Executive Officers as a group includes the shares of Common Stock issuable pursuant to presently exercisable stock options. However, the shares of Common Stock so issuable upon exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

(2)
Includes 54,849 shares of Common Stock owned directly by Mr. Wilmers and 196,875 shares purchasable pursuant to presently exercisable stock options.

(3)
Includes 23,625 shares purchasable pursuant to presently exercisable stock options.

(4)
Includes 55,000 shares of Common Stock owned directly by Mr. Seidler and 73,625 shares purchasable pursuant to presently exercisable stock options.

(5)
Includes 80,509 shares of Common Stock owned directly by Mr. Echtenkamp and 55,125 shares purchasable pursuant to presently exercisable stock options.

(6)
Includes 15,000 shares of Common Stock owned directly by Mr. Welsh and 23,625 shares purchasable pursuant to presently exercisable stock options.

(7)
Includes 112,932 shares of Common Stock owned directly or indirectly by all Executive Officers and 384,825 shares purchasable pursuant to presently exercisable stock options.

(8)
Includes 263,441 shares of Common Stock owned directly or indirectly by all Directors and Executive Officers as a group and 560,825 shares purchasable pursuant to presently exercisable stock options.

(9)
Member of Audit and Compensation Committees.

Compensation of Directors

    The Company does not pay directors who are also officers or employees of the Company additional compensation for their service as directors.

    In 2000, compensation for non-employee directors included the following:

  •
  Annual retainer of $20,000

  •
  $1,000 for each Board meeting attended

  •
  $500 for each Board meeting held by telephone conference

  •
  Expenses of attending Board meetings

  •
  Subject to a one time election to decline participation, stock option grant of 23,625 options

  •
  vesting at a rate of 7,875 shares on the first business day after election

  •
  vesting an additional 7,875 shares on the first business day after each annual shareholders meeting, assuming they continue to serve on the board

  •
  exercise price of all 23,625 options is fair market value on date of initial grant

  •
  options have a term of five years

  •
  non-employee directors are automatically granted additional options every three years as long as they continue to serve on the Board

    During 2000, the Company granted a 50,000 share stock option to Mr. Lee J. Seidler for consulting services provided to the Company. The option was 100% vested on the date of grant and can be exercised at a price of $1.04 per share. In accordance with SFAS No. 123, the Company recorded approximately $34,000 of expense during the year for this grant.

    On October 24, 2000, the Board of Directors adopted an amendment to the Outside Directors Stock Option Plan increasing the number of shares available for issuance under the Plan by 250,000 shares.

    The Board of Directors held thirteen (13) meetings in 2000, five (5) in person and eight (8) by telephonic communication. The Directors also acted five (5) times by unanimous written consent. All Directors were present for at least 90% of the meetings.

PROPOSAL 2
AMENDMENT TO 1995 STOCK OPTION PLAN

    On March 26, 2001, the Board of Directors of the Company adopted an amendment ("Amendment") to the Company's 1995 Stock Option Plan (the "Option Plan") to increase the shares authorized for issuance pursuant to the Option Plan by One Million (1,000,000) shares. There are presently 2,079,000 shares issuable under the Option Plan. As of March 26, 2001, the Company has granted options for 1,562,175 shares, leaving only 516,825 shares available for future grant. If this amendment is approved by the holders of the majority of the Common Stock of the Company, the maximum aggregate number of shares issuable under the Option Plan will be 3,079,000 shares (including the 1,562,175 for which options have been previously granted), and the number of shares available for future grant will be 1,516,825 shares.

    The Company desires to increase the authorized shares by One Million (1,000,000) shares so that it can continue to offer stock options to its employees as an incentive to remain employed with the Company.

    If this proposed Amendment is adopted, the second paragraph of Section 6 of the Option Plan will read as follows:

    "The maximum aggregate number of Shares that may be issued under the Plan is Three Million Seventy-Nine Thousand (3,079,000) Shares; provided, however, that no more than Two Hundred Thousand (200,000) shares shall be awarded to any Participant in any calendar year. The limitation on the number of Shares which may be subject to Options under the Plan shall be subject to adjustment as provided in Section 10(b)."

    No other provisions of the Option Plan will be changed or altered by this Amendment. Options may continue to be granted under the Option Plan through September, 2005. Options granted under the Option Plan may either be incentive stock options or non-qualified stock options.

    This Amendment will not become effective unless approved by the holders of a majority of the outstanding Common Stock of the Company.

    The Board of Directors recommends a vote "FOR" Approval of Proposal No. 2 to amend the Option Plan.

PROPOSAL 3
ADOPTION OF 2000 EMPLOYEE STOCK PURCHASE PLAN

    On October 24, 2000, the Board of Directors of the Company adopted the 2000 Employee Stock Purchase Plan (the "Purchase Plan") to replace a similar plan adopted in 1995. The Purchase Plan is attached as Exhibit A. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The purpose of the Purchase Plan is to provide a method by which employees may purchase shares of Common Stock on a discounted basis through payroll deductions. The Company has reserved 500,000 shares of Common Stock for issuance under the Purchase Plan, subject to adjustment as described below. All employees of the Company whose customary employment is twenty hours or more per week and who have been continuous employees of the Company for at least ninety days are eligible to participate in the Purchase Plan. Employees who own 5% or more of the stock of the Company are not eligible to participate in the Purchase Plan.

    The Purchase Plan will be comprised of five consecutive twelve-month offering periods ("Offering Period"), each commencing on the first business day in November for each of the years 2000 - 2004 and ending on the last business day in October of the following year. At the end of each Offering Period, each eligible employee who has elected to participate in the Purchase Plan shall receive shares of Common Stock in an amount determined by dividing the employee's cumulative payroll deductions made during the Offering Period (which deductions are restricted to a maximum of ten percent of employee's salary) by 85% of the average high and low market prices of a share of the Common Stock on the principal market in which the Company's Common Stock is traded, on the first day or the last day of the Offering Period, which ever is lower. The maximum number of shares that may be purchased by an employee in any Offering Period is 2,000 (subject to adjustment as described below).

    The Purchase Plan is administered by a committee (the "Employee Stock Purchase Plan Committee") consisting of no less than two members of the Board. Members of the Employee Stock Purchase Plan Committee who are eligible employees will be permitted to participate in the Purchase Plan. The Purchase Plan contains customary anti-dilution provisions which provide that in the event of a recapitalization, a change in the outstanding capital stock of the Company and certain other events, an adjustment shall be made, as determined by the Employee Stock Purchase Plan Committee, in the number and/or kind of shares which are subject to purchase under outstanding options, the price applicable to such outstanding options, and the number and/or kind of shares which may be offered in each subsequent Offering Period.

    The Purchase Plan will not become effective unless approved by the holders of a majority of the outstanding Common Stock of the Company.

    The Board of Directors recommends a vote "FOR" approval of Proposal No. 3 to adopt the Purchase Plan.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

    The following is a list of the names and ages of the current executive officers of the Company, their business history for at least the last five years and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
John P. Wilmers	56	Director of Company; President and CEO of Company since March 1997; previously Executive Vice President of Company since 1992; Joined Company in 1981 and has served In various capacities since.	1988
Brad J. French	48	COO of the Company since 2000; CFO since 1996; Secretary and Treasurer since 1992; joined Company as Controller in 1990.	1992
Ray F. Boegner	51	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996.	1997

EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation paid to the Chief Executive Officer and two other executive officers of the Company whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2000, 1999, and 1998.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		payouts
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Restricted stock award(s) ($) (f)	Securities underlying Options/SARs (#)(2) (g)	LTIP payouts ($) (h)	All Other compensation ($) (i)
John P. Wilmers, President and Chief Executive Officer	2000 1999 1998	216,075 203,173 183,058	— 348,000 378,200			196,875 246,875 196,875
Brad J. French, Chief Operating Officer, Secretary and Treasurer, Chief Financial Officer	2000 1999 1998	136,356 127,713 112,577	— 104,000 110,000			87,675 112,675 87,675
Ray F. Boegner, Senior Vice President	2000 1999 1998	147,023 138,906 123,125	— 135,000 140,000			100,275 125,275 100,275

(1)
Salary includes $3,969 (2000), $3,173 (1999) and $3,750 (1998) for Mr. Wilmers; $3,173 (2000), $2,713 (1999) and $3,000 (1998) for Mr. French; $3,975 (2000), $3,906 (1999) and $3,586 (1998) for Mr. Boegner paid by the Company pursuant to the Retirement and Savings Plan described herein.

(2)
Adjusted for all stock splits and dividends effected by the Company.

    The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal year 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of securities underlying unexercised options/SARs at fiscal 2000 year end (#)	Value of unexercised in-the-money options/SARs at fiscal 2000 year end ($)
Name (a)	Shares acquired on exercise (#) (b)	Value Realized ($) (c)	Exercisable ("Ex") Unexercisable ("Un") (d)(1)(2)	Exercisable ("Ex") Unexercisable ("Un") (e)(2)
John P. Wilmers	0	0	196,875 ("Ex")	$0 ("Ex")
Brad J. French	0	0	87,675 ("Ex")	$0 ("Ex")
Ray F. Boegner	0	0	100,275 ("Ex")	$0 ("Ex")

(1)
Adjusted for all stock splits and dividends effected by the Company.

(2)
The value in column (e) was determined by using the last reported per share trade price ($0.57) on December 31, 2000, less the option exercise price, multiplied by the number of shares.

Employment Contracts

    Mr. Wilmers was elected President and Chief Executive Officer of the Company effective March 1, 1997. The Compensation Committee and the Board of Directors approved a five year contract for Mr. Wilmers commencing January 1, 1997. Effective January 1, 2000 Mr. Wilmers' base compensation was increased to $215,000 per year. As part of a 7% pay reduction program for certain salaried employees, Mr. Wilmers' base compensation was reduced to $199,950 effective October, 2000. He is also eligible to participate in the Key Employees Bonus Plan ("Bonus Plan") and other normal employee benefits.

    Mr. French is a party to a five year employment agreement dated May 1, 1998. Effective January 1, 2000, Mr. French's base compensation was increased to $135,000 per year. As part of a 7% pay reduction program for certain salaried employees, Mr. French's base compensation was reduced to $125,550 effective October, 2000. He is also eligible to participate in the Bonus Plan and other normal employee benefits.

    Mr. Boegner is a party to a five year employment agreement dated November 20, 1996. Effective January 1, 2000 Mr. Boegner's base compensation was increased to $145,000 per year. As part of a 7% pay reduction program for certain salaried employees, Mr. Boegner's base compensation was reduced to $134,850 effective October, 2000. He is also eligible to participate in the Bonus Plan and other normal employee benefits.

Key Employees Bonus Plan

    During 2000 Messrs. Wilmers, French and Boegner participated in the Bonus Plan pursuant to which such employees are entitled to earn cash bonuses if the Company achieves specific operating levels that are established by the Board. The calculation of the annual bonus pool is subject to the approval of the Compensation Committee of the Board. The distribution of the pool among members of management is determined by Mr. Wilmers subject to approval by the Compensation Committee. The Chief Executive Officer, currently Mr. Wilmers, is entitled to receive no more than 40% of the pool. Amounts paid to Messrs. Wilmers, French and Boegner pursuant to the Bonus Plan are included in the Summary Compensation Table. There were no payments made pursuant to the Bonus Plan for the year-ended December 31, 2000 due to the losses incurred by the Company for that year.

Change of Control Agreements

    The Company entered into change in control agreements in 1999 with the Messrs. Wilmers, French and Boegner (the "Agreements"). The Agreements provide generally that, if the respective officer is terminated following a change of control, as defined in the Agreements, the officer will receive certain severance benefits including, but not limited to, payment of a lump sum equal to: (i) three (3) times the sum of (a) the annual rate of base salary as of the date of termination or date of change in control, whichever is greater and (b) the average annual incentive bonus received by the officer for the two (2) fiscal years preceding the year in which the date of termination occurs or the date in which the change of control occurs, whichever is greater; and (ii) certain gross-up payments if the officer would be subject to an excise tax, as defined under Section 4999 of the Internal Revenue Code of 1986.

Retirement and Savings Plan

    The Company has adopted a Retirement and Savings Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All full-time employees of Ballantyne who are at least twenty-one years old and who have completed one year of service are eligible to participate in the Plan.

    Each Participant may contribute an amount up to six percent (6%) of such Participant's salary to the matching portion of the Plan, and such Participant may make supplemental contributions up to an additional nine percent (9%) of such Participant's salary. These supplemental contributions are not eligible for matching contributions from the Company. Ballantyne's matching contribution is $.50 for each dollar contributed by the Participant to the matching portion of the Plan. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 2000, no Participant could contribute more than $10,500 to the Plan.

    Benefits may be distributed to Participants or their beneficiaries, as the case may be, in the event of a Participant's death, retirement or other termination of service, or, if the Participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

    Contributions to the Plan made by the Company on behalf of Messrs. Wilmers, French and Boegner are included in the Summary Compensation Table.

REPORT ON EXECUTIVE COMPENSATION

Responsibility; Composition of Committees

    The Company has a Compensation Committee which is responsible for reviewing and recommending to the Board of Directors of the Company annually the compensation to be paid to the President and Chief Executive Officer of the Company. The Compensation Committee is comprised of three members of the Board of Directors, Messrs. Echtenkamp, Seidler and Welsh. The Compensation Committee met one time in 2000.

    Mr. Wilmers, in his capacity as President and Chief Executive Officer of the Company, determines the compensation to be paid to Mr. French and Mr. Boegner, subject to review by the Compensation Committee.

    The Company also has an independent committee, the 1995 Stock Option Committee, which is responsible for the granting of options under the 1995 Stock Option Plan of the Company to executive officers, directors and key employees of the Company. The Stock Option Committee is comprised of Messrs. Geller, Seidler and Welsh.

Compensation Philosophy

    Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term incentive in the form of a bonus payable from the Bonus Plan and a long-term incentive in the form of options to purchase Common Stock, with an emphasis on annual bonuses and options.

Base Salary

    The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Base salaries have historically been reviewed annually. To conserve cash and reduce expenses, the executive officers of the Company recommended the 7% pay reduction plan for certain salaried employees, including themselves. That plan was effective in October, 2000.

Cash Bonuses

    The executive officers participate in a management and sales bonus plan designated as the Key Employees Bonus Plan pursuant to which they receive cash bonuses if the Company achieves specific operating levels. The Bonus Pool is based upon a percentage of operating income, as defined by the Board of Directors. The calculation of the Bonus Pool will be subject to approval of the Compensation Committee. The distribution among management is at the initial determination of Mr. Wilmers but is also subject to approval by the Compensation Committee. Mr. Wilmers may receive no more than 40% of the

Bonus Pool. Participant bonuses will continue to be based upon individual performance during the prior year. No bonuses were paid for the year 2000.

Stock Options

    The 1995 Stock Option Plan (the "Option Plan") of the Company is designed to give employees, officers and directors of the Company the incentive to maximize wealth for shareholders by participating in the long-term growth of the Company. In 2000, the Stock Option Committee granted a total of 183,000 stock options pursuant to the Option Plan with an exercise price of $0.36.

    As to future options, the Stock Option Committee will consider the number and terms of the options outstanding when determining to grant options. The Option Plan currently provides that no member of the Stock Option Committee can participate in the Option Plan during his membership on the Stock Option Committee. According to the provisions of the Option Plan, the Stock Option Committee determines, among other things, the number of shares of Common Stock to be optioned, the option price and the term of the option.

    The Company's general policy is to grant options with an exercise price equal to the fair market value of the Common Stock on the date of grant, with options vesting immediately and having a ten year term. In no event will options be granted at less than 85% of fair market value of the Common Stock on the date of grant.

Chief Executive Officer Compensation

    As stated earlier, the base annual compensation of Mr. Wilmers was decreased effective October, 2000 to $199,950 plus participation in the Bonus Plan and other normal employee benefits.

    The foregoing report is submitted by the Compensation and Stock Option Committees of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

REPORT OF THE AUDIT COMMITTEE

    The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consists of Messrs. Seidler (Chairman), Echtenkamp and Welsh, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee Charter is attached as Exhibit B. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Audit Committee has general responsibility for reviewing with management the financial controls, accounting, compliance with law, audit and reporting activities of the Company and its subsidiaries as well as reviewing the contingency plans for business continuity undertakings. The Audit Committee also (i) evaluates and recommends to the Board of Directors the selection and, if appropriate, termination of the independent auditors, (ii) reviews and discusses the audited financial statements with management; (iii) discusses with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, (iv) reviews with the independent auditors the nature and scope of any relationships between the auditors and the Company as well as the professional services provided by the independent auditors and takes appropriate action to ensure the continuing independence of the auditors, (v) recommends to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, (vi) reviews the planned scope of the annual audit, the fees relating thereto, the independent auditor's report of audit, the accompanying management letter, and management's responses, (vii) approves any special assignments given to independent auditors and fees relating thereto, (viii) reviews and investigates possible violations of law, retains outside counsel and other experts to assist in such investigations and directs that appropriate remedial steps are taken if such violations are detected, (ix) reviews any major accounting changes made or contemplated by the Company, and (x) reviews interim financial information with management and the independent auditors. During 2000, the Audit Committee performed the above described responsibilities. The Audit Committee met three times.

PERFORMANCE GRAPH

    The following performance graph shows the cumulative total return on the Company's Common Stock, the S & P 500 Market Value Index and a peer group for the past five years. The peer group is made up of five corporations (namely Concord Camera Corp., Accom, Inc., Showscan Entertainment, Inc., Videonics, Inc. and Sonic Solutions, Inc.). The peer group is comprised of companies with a market capitalization between approximately $30 million and $50 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

    The performance graph assumes the value of the investment in the Common Stock and each index was $100 and that all dividends were reinvested.

Ballantyne of Omaha, Inc.
	Cumulative Total Return
	12/95	12/96	12/97	12/98	12/99	12/00
Ballantyne of Omaha, Inc.	$100.00	$271.16	$368.37	$270.52	$185.34	$12.25
S&P 500	$100.00	$122.96	$163.98	$210.84	$255.22	$231.98
Peer Group	$100.00	$66.00	$43.50	$36.19	$113.44	$145.78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Insurance Coverage

    Prior to the termination of the Management Agreement with Canrad on June 30, 2000, the Company was included in group health and business insurance programs maintained by ARC and Canrad. The Company was charged premiums which were a set dollar amount based on its monthly head count for the minimum premium, stop loss and plan administration portions of the program and its aggregate salary for long-term disability and term life coverage. The Company was also charged for its claims incurred pursuant to the program.

Payments to Canrad

    For 2000, the Company paid approximately $682,000 to Canrad representing the insurance premiums and claims described above and other miscellaneous items. All payments ceased upon the termination of the Management Agreement.

SHAREHOLDER PROPOSALS

    In accordance with the rules of the Securities and Exchange Commission, shareholder proposals must be received by December 31, 2001 to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders which is expected to be held in May 2001. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2002 Annual Meeting of Shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Independent Public Accountants

    KPMG LLP ("KPMG"), certified public accountants, are the independent public accountants for the Company.

    Representatives of KPMG are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. KPMG has made a proposal to act as independent public accountants for 2001, which proposal is currently being considered by the Audit Committee.

    The aggregate fees billed by KPMG for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $58,200.

    There were no fees billed by KPMG for the Company's most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

    The aggregate fees for all other services rendered by KPMG for the Company's most recent fiscal year were $26,760, including audit related services of $8,975. Audit related services include fees for employee benefit plan audits and consultation on accounting matters. Non-audit related services represent primarily tax services for the year ended December 31, 2000.

Other Matters

    The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

EXHIBIT A

BALLANTYNE OF OMAHA, INC.
AUDIT COMMITTEE CHARTER

SCOPE AND FUNCTION

    The Audit Committee ("the Committee") of Ballantyne of Omaha, Inc. ("Ballantyne" or "the Company") provides assistance to the Board of Directors ("the Board") in fulfilling the Board's responsibilities to shareholders relating to oversight of corporate accounting and controls, internal and external accounting practices and financial reporting of the Company and the quality and integrity of the financial personnel, practices and reporting of the Company. To do so, the Committee must maintain free, open and timely communication with the other directors, the independent accountants, internal auditors (when engaged), executive management and financial management of the Company. The Committee shall have unrestricted access to personnel and documents and will be given the resources necessary to discharge its oversight role. Corporate management should be cognizant of the Committee's scope and functions and keep the Committee promptly informed of any matters within its purview.

    The Company does not presently have or require an internal audit department. When growth in size and diversity warrants it, such a department will be established and will function as described herein.

MEMBERSHIP

    The Audit Committee and its chairman ("the chairman") shall be selected by the Board and be composed of directors whose independent status conforms to Section 303 of the Listed Company Manual of the New York Stock Exchange ("NYSE").

MEETINGS

    The Committee shall meet as often as necessary to fulfill its function, generally but not limited to in conjunction with meetings of the full Board and not less than three times per year.

    As necessary or desirable, the chairman shall request that members of management, general counsel, the director of internal audit and representatives of the independent auditors be present at the meetings of the Committee. To assure free and adequate communication the Committee meets, from time-to-time, privately with the independent and internal auditors.

    Minutes shall be prepared for all meetings of the Committee to document the Committee's performance of its oversight role.

AREAS OF OVERSIGHT

    To fulfill its role, as defined in the statement of scope and functions, the Committee shall undertake certain activities, described following:

FINANCIAL REPORTING

    With respect to financial reporting, the Committee's role is to help provide assurance that financial statements prepared by and related disclosures made by management fairly present Ballantyne's financial position and results of operations in accordance with generally accepted accounting principles. To accomplish this, the Committee will:

    Recommend to the Board whether the current independent auditors should be continued and, if not, oversee the process for the selection and engagement of other independent auditors. With the consultation of financial management, the Committee shall review and approve the fees paid to the independent auditors. The Committee must be informed of, in writing by the auditors, and review and approve any consulting or other work performed by the independent auditors, with particular attention to possible impacts on the independence of the auditors. Any significant consulting engagements by the auditors must be reviewed with the audit committee prior to being undertaken.

    The Committee shall meet with the independent auditors and financial management to review the scope of the proposed audit for the current year, their assessment of risks in the various areas of operations of the Company and, broadly, the audit procedures to be used. The Committee should help assure that the independent auditor and the internal audit department properly define and coordinate their respective responsibilities for elements of the annual audit and internal control matters.

    When the audit is completed, the Committee will meet with the auditors and management to review the results of the audit, the financial statements and any comments or recommendations of the independent auditors. The meeting should include discussion of (but not be limited to):

  •
  the auditor's opinion, if other than unqualified,

  •
  details of any unusual items and their disposition,

  •
  any changes in the selection or application of accounting principles and practices,

  •
  details of all other than inconsequential errors or omissions found by the auditors and their disposition,

  •
  details of any audit adjustments proposed by the auditors and not made by the Company, regardless of materiality,

  •
  details of any matters disposed of on the grounds that the matters were not material,

  •
  all significant disagreements with management, regardless of how resolved,

  •
  discuss any other matters required by SAS 61 and ISB Standard 1.

    The Committee shall follow-up, generally through the chief financial officer and/or the director of internal audit, to help assure that all recommendations of the independent auditors are considered and, when appropriate, acted upon. A report of the Audit Committee's review of the results of the audit should be made to the full Board, with a recommendation as to whether the financial statements should be included in the Company's Form 10-K.

    The Committee shall consider, in discussions with financial management and the independent auditor, the "Quality" of the Company's accounting, as recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, in SAS 90 and in the SEC's SAB 99.

    The Committee shall prepare appropriate reports of its activities for inclusion in proxy and information statements relating to shareholder votes as required by the Securities and Exchange Commission.

    The Committee shall review, with management, accounting and financial human resources and succession planning to help assure that the Company will have adequate resources in these areas.

INTERNAL CONTROL AND CORPORATE GOVERNANCE

    The Committee will review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting, internal reporting and financial controls of the Company and elicit any recommendations for improvement in such controls. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, conflicts of interest, or procedures that might be deemed to be not in conformity with Company policy statements, illegal or otherwise improper. The Committee should review periodically Company policy statements in these areas to assure that they continue to be timely and relevant.

    The Committee should help assure that financial management is adequately independent of corporate management to permit it to fulfill the obligations imposed on accounting personnel and the Company by the Securities Acts, other relevant laws and ethical norms of business conduct. These financial officers must bring any breaches of these rules or norms of conduct to the immediate attention of their superiors for corrective action. If appropriate response is not forthcoming from their superiors, any significant breaches must be brought promptly to the attention of the Audit Committee. Even if corrective action is taken, the internal auditor and/or corporate counsel should bring all such matters to the attention of the Audit Committee on a timely basis.

INTERNAL AUDIT

    In a large or diversified organization, an internal audit department is essential to the appropriate functioning of the Company's internal controls and financial reporting, as well as, when it has the appropriate competence, to improving the efficiency of operations. The audit committee will help assure that Ballantyne establishes an internal audit department when the growth of the Company warrants. The Audit Committee has a responsibility to direct the affairs of the Company's internal audit department, whose director reports to the Committee. Hiring, compensation and termination of the director of internal audit will be reviewed by the Committee. The Committee shall assure that the internal audit department has sufficient resources, independence and authority to carry out its activities.

    The Audit Committee is to review and approve the Company's annual internal audit plan. The Committee should regularly communicate with the director of internal audit and receive reports and finding at Committee meetings.

OTHER

    The Committee shall investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. The Committee may request the independent auditors to make special studies. The Committee shall be free to order such studies, but should consult with management prior to doing so.

July 26, 2000

EXHIBIT B

BALLANTYNE OF OMAHA, INC.
2000 EMPLOYEE
STOCK PURCHASE PLAN

1.  DEFINITIONS

    The following terms shall have the meanings set forth below:

      (a) "Base Pay" shall mean an Eligible Employee's basic or regular compensation from the Corporation, and its Subsidiaries, excluding overtime, shift premiums, incentive payments, commissions, bonuses and other non-basic compensation items.

      (b) "Board" shall mean the board of directors of the corporation.

      (c) "Business Day" shall mean any day of the week other than Saturday or Sunday.

      (d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

      (e) "Committee" shall have the meaning ascribed to that term in Section 9.1 hereof.

      (f)  "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

      (g) "Corporate Secretary" shall mean the Corporate Secretary of the Corporation.

      (h) "Corporation" shall mean Ballantyne of Omaha, Inc., a Delaware corporation.

      (i)  "Dispositive Act" shall have the meaning ascribed to that term in Section 10.4 hereof.

      (j)  "Eligible Employee" shall mean, as of any applicable Offering Date, each Employee who has been in the continuous employ of the Corporation or any of its Subsidiaries for at least ninety (90) days.

      (k) "Employee" shall mean each employee of the Corporation or any of its Subsidiaries including, but not limited to, executive officers and directors who are also employees of the Corporation and/or its Subsidiaries, provided that such employee's customary work week is more than twenty (20) hours per week.

      (l)  "1933 Act" shall mean the Securities Act of 1933, as amended.

      (m) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      (n) "Offering Date" shall mean the first Business Day in November in each of the years 2000 through 2004.

      (o) "Offering Period" shall mean each of the periods commencing on an Offering Date and ending on the Purchase Date in the year immediately following such Offering Date.

      (p) "Option" shall mean a right granted pursuant to the Plan to purchase Common Stock in an amount determined in accordance with the terms of the Plan.

      (q) "Participant", as it relates to an Offering Period, shall mean each Eligible Employee who has executed a subscription and payroll deduction agreement in accordance with Section 3.1 of the Plan.

      (r) "Plan" shall mean the Ballantyne of Omaha, Inc. 2000 Employee Stock Purchase Plan.

      (s) "Purchase Date" shall mean the last Business Day in October in each of the years 2001 through 2005.

      (t)  "Stock Price", as of a specified date, shall mean the average of the highest and lowest market prices of a share of Common Stock on the New York Stock Exchange on such date as reported in the Eastern Edition of The Wall Street Journal, or if no trading of Common Stock is reported for that day, the next preceding day on which trading was so reported. In the event that the Common Stock is not then traded on the New York Stock Exchange, the Stock Price shall be determined by reference to the principal market or exchange on which the Common Stock is then traded.

      (u) "Subsidiary" shall mean any corporation of which the Corporation, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total voting power of all classes of its stock having voting power and which qualifies as a subsidiary corporation pursuant to Section 424 of the Code.

2.  PURPOSE

    The purpose of the Plan is to provide a method by which Eligible Employees may purchase Common Stock on a discounted basis through payroll deductions. The Corporation believes that participation in the 2000 Plan provides Eligible Employees at all levels with a greater incentive to contribute to the success of the Corporation. It is the intention of the Corporation to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

3.  PARTICIPATION

    3.1  Commencement of Participation. Prior to each Offering Date, the Corporation shall make subscription and payroll deduction agreements available to all Eligible Employees. To subscribe for Common Stock in connection with an Offering Period, an Eligible Employee must complete, execute and deliver a subscription and payroll deduction agreement to the Corporate Secretary prior to such Offering Date. Eligible Employees who desire to participate in a subsequent Offering Period under the Plan must execute and deliver a separate subscription and payroll deduction agreement to the Corporate Secretary. Payroll deductions for a Participant shall commence on the applicable Offering Date when his or her subscription and payroll deduction agreement becomes effective and shall end on the Purchase Date to which such agreement is applicable unless sooner terminated as provided in Section 8.

    3.2  Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an Option:

      (a) if, immediately after such grant, such Eligible Employee would for purposes of Section 423(b)(3) of the Code own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Eligible Employee); or

      (b) which permits his or her rights to purchase stock under all employee stock purchase plans of the Corporation or any Subsidiary to accrue at a rate which pursuant to Section 423(b)(8) of the Code exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4.  COMMON STOCK SUBJECT TO THE PLAN

    4.1  Offering Period Amounts. The maximum number of shares of Common Stock which may be sold pursuant to Options exercised under the Plan is 500,000, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 4.3. The maximum number of shares of Common Stock purchasable by all Eligible Employees during an Offering Period, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 4.3, shall be as follows: (a) during the

Offering Period ending in October 2001, 100,000 shares of Common Stock; (b) during the Offering Period ending in October 2002, one-fourth of the shares of Common Stock remaining available for purchase under the Plan; (c) during the Offering Period ending in October 2003, one-third of the shares of Common Stock remaining available for purchase under the Plan; (d) during the Offering Period ending in October 2004, one-half of the shares of Common Stock remaining available for purchase under the Plan; and (e) during the Offering Period ending in October 2005, all of the shares of Common Stock remaining available for purchase under the Plan. In the event of an oversubscription for shares of Common Stock during any Offering Period, the Committee shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the Corporation shall give written notice of such allocation to each Eligible Employee affected thereby and the surplus of the payroll deductions credited to the account of each such Eligible Employee shall be returned to him or her as promptly as possible.

    4.2  Source of Common Stock. The Common Stock to be issued upon the exercise of Options shall be authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to Options.

    4.3  Adjustment Upon Changes in Capitalization. Subject to any required action by the stockholders of the Corporation, if, while any Options are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into or been exchanged for a different number of shares or securities of the Corporation through reorganization, merger, subdivision, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend or similar transaction, the Committee may make appropriate and proportionate adjustments: (a) in the number and/or kind of shares which are subject to purchase under outstanding Options; (b) to the Stock Price applicable to such outstanding Options; and (c) the number and/or kind of shares which may be offered in each subsequent Offering Period. In no event, however, shall adjustments be made for the conversion of any convertible securities of the Corporation or the exercise of any option or warrant to purchase securities of the Corporation.

5.  PAYROLL DEDUCTIONS

    5.1  Amount of Deduction. At the time a Participant files his or her subscription and payroll deduction agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding ten percent (10%) of his or her Base Pay as in effect on the Offering Date.

    5.2  Participant's Account. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payments into such account.

    5.3  Changes in Payroll Deductions. A Participant may withdraw from the Plan as provided in Section 8, or may decrease (but not increase) the rate of his or her payroll deductions a maximum of once during the Offering Period by completing and filing with the Corporate Secretary a new subscription and payroll deduction agreement. In the event a Participant elects to decrease the rate of his or her payroll deductions, such decrease shall become effective no later than fifteen (15) days after the Corporate Secretary's receipt of the new subscription and payroll deduction agreement.

    5.4  Form of Payment. Payment for shares of Common Stock purchased under the Plan shall be made in United States dollars. Participants who are paid in foreign currency must make an arrangement with their employer to pay for shares of Common Stock purchased under the Plan in United States dollars.

6.  GRANT OF OPTIONS

    6.1  Entitlement. On each Offering Date, each Participant shall be deemed to have been granted an Option by the Corporation to purchase that number of whole shares of Common Stock determined by dividing the aggregate amount of the Participant's payroll deductions which will be made during the

Offering Period (not to exceed an amount equal to ten percent (10%) of his or her Base Pay during the Offering Period) by the lesser of: (a) eighty-five percent (85%) of the Stock Price on the Offering Date, or (b) eighty-five percent (85%) of the Stock Price on the Purchase Date; provided, however, that, subject to Section 3.2(b), the maximum number of shares of Common Stock that can be purchased pursuant to any Option is two thousand (2,000).

    6.2  Option Price. The per share price at which Common Stock will be sold upon exercise of an Option shall be equal to the lesser of: (a) eighty-five percent (85%) of the Stock Price on the Offering Date, or (b) eighty-five percent (85%) of the Stock Price on the Purchase Date.

7.  EXERCISE OF OPTION

    7.1  Automatic Exercise. Unless a Participant gives written notice as hereinafter provided, his or her Option shall be deemed to have been exercised automatically on the Purchase Date for the maximum number of whole shares of Common Stock which may be purchased under such Option with the accumulated payroll deductions in his or her account on the Purchase Date, and any surplus cash in his or her account at that time will be returned to him or her, without interest, as promptly as practicable thereafter.

    7.2  Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares of Common Stock will be returned to each Participant as promptly as practicable following the termination of an Offering Period without interest.

    7.3  Exercise of Option. During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant.

    7.4  Delivery of Stock Certificates. As promptly as practicable after the Purchase Date of each Offering Period, the Corporation will deliver to each Participant, one or more certificates representing the number of shares of Common Stock purchased upon exercise of his or her Option.

8.  WITHDRAWAL

    8.1  General. A Participant may withdraw all, but not less than all, of the accumulated payroll deductions credited to his or her account under the Plan at any time prior to the Purchase Date by giving written notice to the Corporate Secretary. All of the Participant's payroll deductions credited to his or her account will be paid to him or her as promptly as practicable after receipt of his or her notice of withdrawal, and no further payroll deductions for the purchase of shares of Common Stock will be made during such Offering Period. The Corporation may, at its option, treat any attempt to borrow by a Participant on the security of his or her accumulated payroll deductions as an election to withdraw such deductions.

    8.2  Effect on Subsequent Participation. A withdrawal from the Plan by a Participant not subject to Section 16 of the 1934 Act will not have any effect upon his or her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Corporation. Each Participant subject to Section 16 of the 1934 Act who withdraws from the Plan must wait at least six (6) months from the date of his or her withdrawal before participating in the Plan again.

    8.3  Termination of Employment Not Attributable to Death. Upon the termination of a Participant's employment for any reason other than death, such Participant shall elect, by written notice given to the Corporate Secretary within ten (10) Business Days of the effective date of his or her termination, either:

  (a)
  to be paid all of the payroll deductions credited to his or her account under the Plan, without interest, as promptly as practicable; or

  (b)
  to discontinue contributions to the Plan but remain a Participant.

In the event that no such written election shall be timely received by the Corporate Secretary, the Participant shall automatically be deemed to have elected, pursuant to clause (b) of this Section 8.3, to discontinue his or her contributions to the Plan but remain a Participant.

    8.4  Termination of Employment Due to Death. Upon the termination of a Participant's employment because of his or her death, his or her beneficiary (as defined in Section 10.3) shall elect, by written notice given to the Corporate Secretary prior to the earlier of the Purchase Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

  (a)
  to be paid all of the payroll deductions credited to such Participant's account under the Plan, without interest, as promptly as practicable; or

  (b)
  to exercise such Participant's Option on the Purchase Date next following the date of such Participant's death for the purchase of that number of whole shares of Common Stock which may be purchased at the applicable Stock Price with the accumulated payroll deductions in such Participant's account on the date of his or her death, and any surplus cash in such account will be returned to said beneficiary without interest as promptly as practicable after the Purchase Date.

In the event that no such written notice of election shall be timely received by the Corporate Secretary, the beneficiary shall automatically be deemed to have elected, pursuant to clause (b) of this Section 8.4, to exercise the deceased Participant's Option.

9.  ADMINISTRATION

    9.1  Appointment of Committee. The Board shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no less than two (2) members of the Board. The Plan shall be administered in a manner that assures all Participants the same rights and privileges. Members of the Committee who are Eligible Employees are permitted to participate in the Plan.

    9.2  Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

    9.3  Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    9.4  Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Option granted thereunder.

10. MISCELLANEOUS

    10.1   Stockholders' Rights. A Participant will have no interest or voting right in the shares of Common Stock covered by his or her Option until such Option has been exercised.

    10.2  Registration of Common Stock. The shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Corporate Secretary prior to the Purchase Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

    10.3  Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash upon his or her death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Corporate Secretary. Upon the death of a Participant and the receipt by the Corporation of proof of identity and existence at the time of such Participant's death of a beneficiary validly designated by him or her under the Plan, the Corporation shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event that a beneficiary validly designated under the Plan by a Participant is not living at the time of such Participant's death, (a) the Corporation shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or (b) if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Corporation may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to such Participant's account under the Plan.

    10.4  Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process (each a "Dispositive Act"), other than by will or the laws of descent and distribution. Any attempted Dispositive Act shall be without effect, except that the Corporation may treat such act as an election to withdraw from the Plan in accordance with Section 8.

    10.5  Resale Restriction. Each Participant subject to Section 16 of the 1934 Act who purchases shares of Common Stock under the Plan may not sell or otherwise transfer such shares of Common Stock for at least six (6) months from the applicable Purchase Date.

    10.6  Treatment of Proceeds. All payroll deductions and other amounts received or held by the Corporation under the Plan may be used by the Corporation or its Subsidiaries for any corporate purpose, and neither the Corporation nor any of its Subsidiaries shall be obligated to segregate such funds.

    10.7  No Interest. No interest shall accrue on the payroll deductions or other amounts contributed by a Participant under the Plan.

    10.8  Securities Law Requirements. The Corporation shall not be obligated to deliver any shares of Common Stock upon the exercise of an Option unless and until: (a) the Corporation and the Participant have taken all actions required to register such shares of Common Stock under the 1933 Act or perfect an exemption from the registration requirements thereof; (b) any applicable requirement of the New York Stock Exchange or any stock exchange on which the Common Stock is listed has been satisfied; and (c) any other applicable provision of state or Federal law has been satisfied. The Corporation shall be under no obligation to register the shares of Common Stock subject to the Plan under the 1933 Act or to effect compliance with the registration or qualification requirements of any state securities laws.

    10.9  Termination and Amendment. The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to Options, suspend or terminate the Plan or revise or amend the Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Rule 16b-3 under the 1934 Act, Section 423 of the Code or any other requirement of applicable law or regulation if such revision or amendment was not approved by the stockholders of the Corporation shall not be effective unless and until such approval is obtained. Furthermore, no suspension, termination or amendment of the Plan that would adversely affect the right of any Participant with respect to an Option previously granted will be effective without the written consent of the affected Participant.

    10.11  No Right to Continue Employment or Services. Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to render services to the Corporation or its Subsidiaries; to continue as a director, officer or employee of the Corporation or its Subsidiaries; or affect the right of the Corporation, a Subsidiary, the Board, the board of directors of a Subsidiary, or the shareholders of the Corporation or a Subsidiary, as applicable, to terminate the directorship, office or employment, as the case may be, of any Participant at any time with or without cause, reason or justification.

    10.12  Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

    10.13  Reports. Individual accounts will be maintained for each Participant. Statements of account will be furnished to each Participant within a reasonable period of time following each Purchase Date. Each such statement shall set forth the aggregate amount of payroll deductions made on behalf of the Participant during the Offering Period, the Stock Price used to purchase shares of Common Stock, the number of shares of Common Stock purchased by such Participant, and the amount, if any, of the surplus cash not used to purchase shares of Common Stock on the Purchase Date.

    10.14  Notices. All notices or communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the individual, designated by the Corporation for the receipt thereof.

    10.15  Governing Law. The Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

    10.16  Headings. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

    10.17  Costs of the Plan. The costs and expenses of administering the Plan shall be borne by the Corporation.

    10.18  Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

    10.19  Corporate Flexibility. The existence of the Plan and the Options granted thereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Corporation, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, common stock, preferred or prior preference stock ahead of or affecting the Corporation's capital stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any Option.

11. EXECUTION

    To record the adoption of the Plan to read as set forth herein, the Company has caused the Plan to be signed by its President and attested by its Secretary on October 24, 2000.

                      BALLANTYNE OF OMAHA, INC.
                      BY: /s/                       JOHN P. WILMERS

                      JOHN P. WILMERS, President

ATTEST:
By: /s/ BRAD FRENCH

Brad French, Secretary

BALLANTYNE OF OMAHA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2001

    The undersigned hereby constitutes and appoints John P. Wilmers and Brad J. French, with full power to act alone or together, or any substitute appointed by either of them, as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Ballantyne of Omaha, Inc. to be held at Ballantyne of Omaha, Inc. corporate offices, 4350 McKinley Street, Omaha, Nebraska 68112, on the 23rd day of May, 2001 at 4:00 p.m. or any adjournments thereof, as indicated hereon.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE, FOR THE AMENDMENT TO THE 1995 STOCK OPTION PLAN, FOR THE ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR, FOR THE AMENDMENT TO THE 1995 STOCK OPTION PLAN, FOR ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.	Please mark your votes as indicated in this example	/X/
1.	Election of Director
	FOR the nominee (except as marked to the contrary to the right)	WITHHOLD AUTHORITY to vote for the nominee listed to the right.	John P. Wilmers
	/ /	/ /
2.	Amendment to 1995 Stock Option Plan
	FOR	AGAINST	ABSTAIN
	/ /	/ /	/ /
3.	Adoption of the 2000 Employee Stock Purchase Plan
	FOR	AGAINST	ABSTAIN
	/ /	/ /	/ /
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
		Dated:	, 2001

Signature of Shareholder

Signature of Shareholder
Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

- FOLD AND DETACH HERE -

QuickLinks

PROXY STATEMENT GENERAL INFORMATION
VOTING SHARES AND PRINCIPAL HOLDERS
APPOINTMENT AND REVOCATION OF PROXIES
PROPOSAL 1 ELECTION OF DIRECTOR
PROPOSAL 2 AMENDMENT TO 1995 STOCK OPTION PLAN
PROPOSAL 3 ADOPTION OF 2000 EMPLOYEE STOCK PURCHASE PLAN
LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
BALLANTYNE OF OMAHA, INC. AUDIT COMMITTEE CHARTER
BALLANTYNE OF OMAHA, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
BALLANTYNE OF OMAHA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2001